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                                                                    Exhibit 21.1
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
                                  Subsidiaries
                                       of
                               OrthAlliance, Inc.


                                                           State of
Name                                                       Incorporation
----                                                       -------------
Asset Subsidiary, Inc.                                         WA
Crawford Asset Subsidiary, Inc.                                GA
Crum Asset Subsidiary, Inc.                                    AZ
Halliburton Asset Subsidiary, Inc.                             TN
Horvath Asset Subsidiary, Inc.                                 GA
Jayne Asset Subsidiary, Inc.                                   AL
Lorentz Asset Subsidiary, Inc.                                 MS
Mitchell Asset Subsidiary, Inc.                                GA
OA Equipment, Inc.                                             IN
Only Orthodontics of South Miami, Inc.                         FL
Pence Asset Subsidiary, Inc.                                   IN
Pickron Asset Subsidiary, Inc.                                 GA
Rodeffer & Garner Asset Subsidiary, Inc.                       FL
Silver Asset Subsidiary, Inc.                                  GA
Smernoff Asset Subsidiary, Inc.                                VA
Yaffey Asset Subsidiary, Inc.                                  FL
Yurfest Asset Subsidiary, Inc.                                 GA
OrthAlliance Finance, Inc.                                     DE
PedoAlliance, Inc.                                             DE
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